                                  EXHIBIT 16.1

July 27, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 23, 2001, to be filed by our former client, UniComp, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Copy to:

Mr. S. A. Hafer
CEO and Chairman, UniComp, Inc.


                                       4